As filed with the Securities and Exchange Commission on November 5, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERBANK FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Delaware	6035	52-2024090
(State or other jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave.

Jacksonville, Florida 32202

(904) 281-6000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas A. Hajda

Executive Vice President and General Counsel

501 Riverside Ave.

Jacksonville, Florida 32202

(904) 281-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher C. Frieden Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Lee Meyerson, Esq. Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  Registration No. 333-184381

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Depositary Shares (each representing a 1/1000th interest in a share of 6.75% Series A Non-Cumulative Perpetual Preferred Stock of EverBank Financial Corp)(3)	$6,250,000	$852.50
6.75% Series A Non-Cumulative Perpetual Preferred Stock of EverBank Financial Corp (4)

(1)	The shares being registered under this Registration Statement are in addition to the proposed maximum aggregate offering price of $143,750,000 of depositary shares registered pursuant to the Registration Statement on Form S-1 (333-184381).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	All of the shares of 6.75% Series A Non-Cumulative Perpetual Preferred Stock, or Series A Preferred Stock, offered hereby will be sold as fractional interests in the form of depositary shares. Each depositary share will be issued pursuant to a depositary agreement, will represent a 1/1000th ownership interest in a share of Series A Preferred Stock and will be evidenced by a depositary receipt. Each holder of a depositary share will be entitled to all proportional rights and preferences of the Series A Preferred Stock represented thereby.
(4)	No separate consideration will be received for the shares of preferred stock issued by EverBank Financial Corp represented by the depositary shares. No separate registration fee will be paid in respect of any such shares of preferred stock.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional depositary shares, each representing a 1/1000th interest in a share of 6.75% Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of EverBank Financial Corp, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”). Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-184381) of EverBank Financial Corp, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida on November 5, 2012.

EVERBANK FINANCIAL CORP

By:	*
Robert M. Clements
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board and Chief Executive Officer (principal executive officer)	November 5, 2012
Robert M. Clements

*	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	November 5, 2012
Steven J. Fischer

*	Director	November 5, 2012
Gerald S. Armstrong

*	Director	November 5, 2012
Charles E. Commander, III

*	Director	November 5, 2012
Joseph D. Hinkel

*	Director	November 5, 2012
Merrick R. Kleeman

*	Director	November 5, 2012
Mitchell M. Leidner

*	Director	November 5, 2012
W. Radford Lovett, II

*	Director	November 5, 2012
Robert J. Mylod, Jr.

*	Director	November 5, 2012
Russell B. Newton, III

	Name	Title	Date

	*	Director	November 5, 2012
William Sanford

	*	Director	November 5, 2012
Richard P. Schifter

	*	Director	November 5, 2012
Alok Singh

	*	Director	November 5, 2012
Scott M. Stuart

	*	Director	November 5, 2012
W. Blake Wilson

*By:	/s/ Thomas A. Hajda		November 5, 2012
Attorney-in-fact

4

EXHIBITS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-184381 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit Number	Description of Document

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Deloitte & Touche LLP relating to the consolidated financial statements of EverBank Financial Corp and its subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011.

23.2	Consent of Deloitte & Touche LLP relating to the statement of assets acquired and liabilities assumed by EverBank, a wholly owned subsidiary of EverBank Financial Corp.

23.3	Consent of Deloitte & Touche LLP relating to the financial statements of Tygris Commercial Finance Group, Inc. and subsidiaries as of December 31, 2009 and 2008 and for the year ended December 31, 2009 and the period January 22, 2008 (Date of Inception) through December 31, 2008.

23.4	Consent of Deloitte & Touche LLP relating to the financial statements of Tygris Vendor Finance, Inc. and subsidiaries for the period from January 1, 2008 through May 28, 2008.

23.5	Consent of KPMG LLP relating to the financial statements of US Express Leasing, Inc. and subsidiaries as of and for the year ended December 31, 2007.

23.6	Consent of Alston & Bird LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 and Exhibit 24.2 to Registration Statement No. 333-184381).